United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Vir Biotechnology, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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VIR BIOTECHNOLOGY, INC.

SUPPLEMENT TO

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT, DATED APRIL 6, 2020

FOR THE VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2020

This supplement (the “Supplement”) provides updated information with respect to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Vir Biotechnology, Inc. (“Vir”) to be held on May 20, 2020.

On April 8, 2020, Vir commenced distributing to its stockholders a Notice of the 2020 Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, including the press release dated May 8, 2020 included below, which describes a change in the location of the Annual Meeting from an in-person to a virtual-only meeting, should be read in conjunction with the Notice and Proxy Statement. Except as specifically revised by the information contained herein, this Supplement does not revise or update any of the other information set forth in the Proxy Statement.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2020

Vir Biotechnology Announces Change to Virtual Format for 2020 Annual Meeting of Stockholders

San Francisco, CA – May 8, 2020 – Vir Biotechnology, Inc. (Nasdaq: VIR) announced today that, due to public health and safety concerns related to the COVID-19 global pandemic, recommendations and orders from federal, state and local authorities, and to support the health and well-being of its stockholders, employees and others, Vir Biotechnology, Inc. is changing its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to a virtual-only format that will be held via live audio webcast.

The previously announced date and time of the Annual Meeting, Wednesday, May 20, 2020, at 10:00 a.m. Pacific Time, has not changed. Online access to the Annual Meeting will begin at 9:45 a.m. Pacific Time. Stockholders will not be able to attend the Annual Meeting in person.

Attending the Virtual Meeting as a Stockholder of Record

Vir Biotechnology’s stockholders of record as of March 27, 2020 (the “Record Date”) can attend the Annual Meeting by accessing the meeting center at http://www.virtualshareholdermeeting.com/VIR2020 and entering the 16-digit control number on the proxy card or Notice of Internet Availability of Proxy Materials previously received. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.virtualshareholdermeeting.com/VIR2020.

If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting, but you will not be able to vote your shares or submit questions during the Annual Meeting. See caption below titled caption “Attending the Annual Meeting as a Guest.”

Attending the Annual Meeting as a Beneficial Owner

We have been advised by Broadridge Financial Solutions, Inc. that beneficial stockholders as of the Record Date (i.e. shares held in “street name” through an intermediary, such as a bank or broker), who want to be able attend the Annual Meeting can attend using the 16-digit control number found on the notice and instructions received from their broker or other nominee.

Asking Questions

If you are attending the Annual Meeting as stockholder of record or registered beneficial owner, questions can be submitted by accessing the meeting center at http://www.virtualshareholdermeeting.com/VIR2020, entering your 16-digit control number. Instructions on how to participate in the Annual Meeting are posted at http://www.virtualshareholdermeeting.com/VIR2020.

Voting Shares

Stockholders of record and registered beneficial owners will be able to vote their shares electronically during the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at http://www.virtualshareholdermeeting.com/VIR2020.

Whether or not stockholders plan to virtually attend the Annual Meeting, Vir Biotechnology, Inc. urges them to vote and submit their proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

The proxy card included with any proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Annual Meeting.

Attending the Annual Meeting as a Guest

Guests may enter the Annual Meeting in “listen-only” mode by entering the Annual Meeting at http://www.virtualshareholdermeeting.com/VIR2020 and entering the information requested in the “Guest Login” section. Guests will not have the ability to vote or ask questions during the Annual Meeting.

List of Stockholders

A list of stockholders of record will be available during the Annual Meeting for inspection by stockholders of record for any purpose germane to the Annual Meeting at http://www.virtualshareholdermeeting.com/VIR2020.

About Vir Biotechnology

Vir Biotechnology is a clinical-stage immunology company focused on combining immunologic insights with cutting-edge technologies to treat and prevent serious infectious diseases. Vir has assembled four technology platforms that are designed to stimulate and enhance the immune system by exploiting critical observations of natural immune processes. Its current development pipeline consists of product candidates targeting hepatitis B virus, influenza A, SARS-CoV-2, human immunodeficiency virus and tuberculosis. For more information, please visit www.vir.bio.

Contact:

Vir Biotechnology, Inc.

Investors

Neera Ravindran, MD

Head of Investor Relations & Strategic Communications

nravindran@vir.bio

+1-415-506-5256

Media

Lindy Devereux

Scient PR

lindy@scientpr.com

+1-646-515-5730